Exhibit 99(a)
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
Debtors: Delphi Corporation, et al. (1)
Case Number: Jointly Administered 05-44481 (RDD)
Monthly Operating Report for the Month Ended:
May 31, 2007
Debtors’ Address:
5725 Delphi Drive
Troy, Michigan 48098
Monthly Operating Loss: $68 million
Debtors’ Attorneys:
John Wm. Butler, Jr. (JB 4711)
John K. Lyons (JL 4951)
Ron E. Meisler (RM 3026)
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Suite 2100
Chicago, IL 60606
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
And
Kayalyn A. Marafioti (KM 9632)
Thomas J. Matz (TM 5986)
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
Report Preparer:
The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate, and truthful to the best of my knowledge. (2)

Date: June 29, 2007	/s/ THOMAS S. TIMKO

Thomas S. Timko
Controller and Chief Accounting Officer

(1)	See next page for a listing of Debtors by case number.

(2)	All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
(1)	The Debtors in these jointly administered cases are as follows:

Case
Debtor Name	Number
Delphi NY Holdings Corporation	05-44480
Delphi Corporation	05-44481
ASEC Manufacturing General Partnership	05-44482
ASEC Sales General Partnership	05-44484
Environmental Catalysts, LLC	05-44503
Delphi Medical Systems Colorado Corporation	05-44507
Delphi Medical Systems Texas Corporation	05-44511
Delphi Medical Systems Corporation	05-44529
Specialty Electronics International Ltd.	05-44536
Specialty Electronics, Inc.	05-44539
Delphi Liquidation Holding Company	05-44542
Delphi Electronics (Holding) LLC	05-44547
Delphi Technologies, Inc.	05-44554
Delphi Automotive Systems Tennessee, Inc.	05-44558
Delphi Mechatronic Systems, Inc.	05-44567
Delphi Automotive Systems Risk Management Corporation	05-44570
Exhaust Systems Corporation	05-44573
Delphi China LLC	05-44577
Delphi Automotive Systems Korea, Inc.	05-44580
Delphi International Services, Inc.	05-44583
Delphi Automotive Systems Thailand, Inc.	05-44586
Delphi Automotive Systems International, Inc.	05-44589
Delphi International Holdings Corporation	05-44591
Delphi Automotive Systems Overseas Corporation	05-44593
Delphi Automotive Systems (Holding), Inc.	05-44596
Delco Electronics Overseas Corporation	05-44610
Delphi Diesel Systems Corporation	05-44612
Delphi LLC	05-44615
Aspire, Inc.	05-44618
Delphi Integrated Service Solutions, Inc.	05-44623
Delphi Connection Systems	05-44624
Packard Hughes Interconnect Company	05-44626
DREAL, Inc.	05-44627
Delphi Automotive Systems Services LLC	05-44632
Delphi Services Holding Corporation	05-44633
Delphi Automotive Systems Global (Holding), Inc.	05-44636
Delphi Foreign Sales Corporation	05-44638
Delphi Automotive Systems Human Resources LLC	05-44639
Delphi Automotive Systems LLC	05-44640
Delphi Furukawa Wiring Systems LLC	05-47452
Delphi Receivables LLC	05-47459
MobileAria, Inc.	05-47474
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
INDEX
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS
(Non-filed entities, principally non-U.S. affiliates, excluded from Debtor group)

		Year-to-Date
	Month Ended	January 1 to
	May 31, 2007	May 31, 2007
	(in millions)
Net sales:
General Motors and affiliates	$834	$3,859
Other customers	579	2,654
Non-Debtor affiliates	53	254

Total net sales	1,466	6,767

Operating expenses:
Cost of sales, excluding items listed below	1,389	6,628
Long-lived asset impairment charges	—	157
Depreciation and amortization	49	248
Selling, general and administrative	96	429

Total operating expenses	1,534	7,462

Operating loss	(68)	(695)
Interest expense (contractual interest expense was $34 million and $181 million, respectively)	(23)	(126)
Loss on extinguishment of debt	—	(23)
Other (expense) income, net	(5)	8

Loss before reorganization items, income tax expense, and equity income	(96)	(836)
Reorganization items, net	(9)	(53)
Income tax expense	(1)	(5)
Equity income from non-consolidated affiliates, net of tax	2	20
Equity income from non-Debtor affiliates, net of tax	59	230

Net loss	$(45)	$(644)

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION BALANCE SHEET
(Non-filed entities, principally non-U.S. affiliates, excluded from Debtor group)

May 31, 2007
(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$33
Restricted cash	109
Accounts receivable, net:
General Motors and affiliates	1,620
Other third parties	1,120
Non-Debtor affiliates	384
Notes receivable from non-Debtor affiliates	359
Inventories, net:
Productive material, work-in-process and supplies	847
Finished goods	276
Other current assets	272

Total current assets	5,020

Long-term assets:
Property, net	1,942
Investments in affiliates	381
Investments in non-Debtor affiliates	3,572
Goodwill	152
Other intangible assets, net	31
Other	317

Total long-term assets	6,395

Total assets	$11,415

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities not subject to compromise:
Debtor-in-possession financing	$3,110
Accounts payable	1,305
Accounts payable to non-Debtor affiliates	453
Accrued liabilities	746

Total current liabilities not subject to compromise	5,614

Long-term liabilities not subject to compromise:
Employee benefit plan obligations and other	707

Liabilities subject to compromise	17,681

Total liabilities	24,002

Stockholders’ deficit:
Common stock, $0.01 par value, 1,350 million shares authorized, 565 million shares issued	6
Additional paid-in capital	2,775
Accumulated deficit	(12,555)
Accumulated other comprehensive loss:
Employee benefit plans, excluding non-debtor entities	(2,703)
Other, including employee benefit plans for non-debtor entities	(58)

Total accumulated other comprehensive loss	(2,761)
Treasury stock, at cost (3.2 million shares)	(52)

Total stockholders’ deficit	(12,587)

Total liabilities and stockholders’ deficit	$11,415

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS
(Non-filed entities, principally non-U.S. affiliates, excluded from Debtor group)

Month Ended
May 31, 2007
(in millions)
Cash flows from operating activities:
Net loss	$(45)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	49
Pension and other postretirement benefit expenses	79
Equity income from unconsolidated affiliates, net of tax	(2)
Equity income from non-Debtor affiliates, net of tax	(59)
Reorganization items	9
Changes in operating assets and liabilities:
Accounts receivable, net	(14)
Inventories, net	13
Other assets	16
Accounts payable, accrued and other long-term liabilities	(24)
U.S. employee special attrition program	(17)
Pension contributions	(1)
Other postretirement benefit payments, net of reimbursement by GM	(11)
Payments for reorganization items, net	(5)
Other	(9)

Net cash used in operating activities	(21)

Cash flows from investing activities:
Capital expenditures	(13)
Proceeds from sale of property	3

Net cash used in investing activities	(10)

Cash flows from financing activities:
Net proceeds from debtor-in-possession credit facility	40
Net repayments of borrowings under other debt agreements	(1)

Net cash provided by financing activities	39

Increase in cash and cash equivalents	8
Cash and cash equivalents at beginning of period	25

Cash and cash equivalents at end of period	$33

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
1. Background and Organization
     General – Delphi Corporation (“Delphi” or the “Company”) is a world-leading supplier of vehicle electronics, transportation components, integrated systems and modules, and other electronic technology.
     Chapter 11 Reorganization Cases – On October 8, 2005, Delphi and certain of its United States (“U.S.”) subsidiaries (the “Initial Filers”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”), and on October 14, 2005, three additional U.S. subsidiaries of Delphi (collectively with the Initial Filers, the “Debtors”) filed voluntary petitions for relief under the Bankruptcy Code (the Debtors’ October 8, 2005 and October 14, 2005 filings are referred to herein collectively as the “Chapter 11 Filings”). See the second page of this report for a listing of the Debtors and case number information. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. Delphi’s non-U.S. subsidiaries were not included in the Chapter 11 Filings and will continue their business operations without supervision from U.S. courts. On October 17, 2005 the Office of the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors. The composition of the creditors’ committee was subsequently changed. On March 22, 2006, the Court granted a motion to create an equity committee to represent the interests of Delphi’s stock owners and on April 28, 2006, the U.S. Trustee appointed a committee of equity security holders in these chapter 11 cases. The equity committee’s composition was also later changed.
     On January 20, 2006, the Debtors filed with the Court the Schedules of Assets and Liabilities and Statements of Financial Affairs (the “Schedules and Statements”), as required by the Bankruptcy Code. Subsequently, on February 1, 2006 and April 18, 2006, the Debtors filed certain amendments to the Schedules and Statements.
     On February 3, 2006, the United States Trustee convened a meeting of creditors of Delphi pursuant to section 341 of the Bankruptcy Code. A section 341 meeting is a statutorily mandated meeting of creditors, presided over by the United States Trustee, at which a debtor’s representatives appear and all creditors of the debtor are entitled to attend. At the conclusion of the section 341 meeting, the United States Trustee closed the meeting.
     On April 12, 2006, the Court established a bar date of July 31, 2006 for filing proofs of claim against the Debtors’ estates.
     On December 18, 2006, the Debtors accepted a proposal for an equity purchase and commitment agreement (the “EPCA”) with affiliates of Appaloosa Management L.P., Cerberus Capital Management, L.P., and Harbinger Capital Partners Master Fund I, Ltd., as well as Merrill Lynch & Co. and UBS Securities LLC (collectively, the “Plan Investors”). Under the EPCA, the Plan Investors agreed to invest up to $3.4 billion in preferred and common equity in the reorganized Delphi to support the Debtors’ transformation plan and its Plan Framework Support Agreement (see definition below). The EPCA is subject to the completion of due diligence, satisfaction or waiver of numerous other conditions (including Delphi’s achievement of consensual agreements with its U.S. labor unions and General Motors Corporation (“GM”) ), and the non-exercise by either Delphi or the Plan Investors of certain termination rights.
     Also on December 18, 2006, the Company entered into a plan framework support agreement (the “PSA”) with the Plan Investors and GM. The PSA outlines certain proposed terms of the Debtors’ anticipated plan of reorganization, including the distributions to be made to creditors and shareholders, the treatment of GM’s claims, the resolution of certain pension funding issues, and the corporate governance of the reorganized Debtors. The PSA as well as the economics and structure of the plan framework itself are expressly conditioned on the Debtors’ reaching consensual agreements with their U.S. labor unions and GM.
     Contemporaneously with the issuance of these announcements on December 18, 2006, the Debtors sought authorization and approval of the EPCA and the PSA. On January 12, 2007, the Court entered an order authorizing the Company to execute, deliver, and implement the agreements.
     On February 28, 2007, the Debtors announced that they and the Plan Investors had entered into an amendment to the EPCA, to extend the date by which the Company, the affiliate of Cerberus Capital Management, L.P. or the affiliate of Appaloosa Management L.P. have the right to terminate the EPCA on account of not having completed tentative labor agreements with Delphi’s principal U.S. labor unions and a consensual settlement of legacy issues
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
with GM. The amendment provides that the day-to-day right to terminate will continue beyond February 28, 2007 through a future date to be established pursuant to a 14-day notice mechanism in the amendment. The amendment also extends the deadline to make certain regulatory filings under the federal antitrust laws in connection with the framework transaction. On April 19, 2007, Delphi announced that the Debtors anticipated negotiating changes to the EPCA and the PSA. To date, none of the parties entitled to give notice of termination of the framework agreements has done so, and therefore these agreements remain effective as previously filed until modified or terminated.
     On June 26, 2007, the Court granted a motion by the Debtors to extend their exclusive periods for filing and soliciting acceptances of a plan of reorganization. The Debtors’ exclusive period for filing a plan was extended to and including December 31, 2007. The Debtors’ exclusive period for soliciting acceptances of a plan was extended to and including February 29, 2008.
2. Basis of Presentation
     Condensed Combined Debtor-in-Possession Financial Statements – The financial statements and supplemental information contained herein are unaudited, preliminary and may not comply with generally accepted accounting principles in the United States of America (“U.S. GAAP”) in all material respects. In addition, the financial statements and supplemental information contained herein represent the condensed combined financial information for the Debtors only. Delphi’s non-Debtor subsidiaries are treated as non-consolidated affiliates in the attached financial statements and as such, their net income (loss) is included as “Equity income from non-Debtor affiliates, net of tax” in the statement of operations and their net assets are included as “Investments in non-Debtor affiliates” in the balance sheet.
     American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. It does require, however, that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. The Debtors’ financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7.
     The unaudited combined financial statements have been derived from the books and records of the Debtors. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with U.S. GAAP, and upon the application of such procedures (such as tests for asset impairment), the Debtors believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this report includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with U.S. GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with its consolidated financial statements and notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2006 that was filed with the United States Securities and Exchange Commission (“SEC”).
     The results of operations contained herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Debtors in the future.
     Intercompany Transactions – Intercompany transactions between Debtors have been eliminated in the financial statements contained herein. Intercompany transactions with the Debtors’ non-Debtor affiliates have not been eliminated in the financial statements and are reflected as intercompany receivables, loans, investments, and payables.
     General Motors and Affiliates – Includes activity with GM and its consolidated subsidiaries. Activity with GM’s non-consolidated affiliates (such as GM Shanghai) and activity with other Tier 1 suppliers who sell directly to GM is classified as other (non-GM) customer activity.
     Restricted Cash – Primarily includes balances restricted for use for the pre-retirement portion of the special attrition program.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
     Property – Includes property, plant, and equipment and is recorded at cost net of accumulated depreciation.
     Long-Lived Asset Impairment Charges – In accordance with Financial Accounting Standards Board (“FASB”) Statement No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets,” Delphi evaluates the recoverability of long-lived assets whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Estimates of future cash flows used to test the recoverability of long-lived assets include separately identifiable undiscounted cash flows expected to arise from the use and eventual disposition of the assets. Where estimated future cash flows are less than the carrying value of the assets, impairment losses are recognized based on the amount by which the carrying value exceeds the fair value of the assets. Delphi recognized asset impairment charges related to long-lived assets held-for use of $157 million in March 2007.
     Contractual Interest Expense – Contractual interest expense represents amounts due under the contractual terms of outstanding debt during the month, including unsecured debt subject to compromise for which interest expense is not recognized in the income statement in accordance with the provisions of SOP 90-7.
     Taxes – Delphi accounts for income taxes in accordance with FASB Statement No. 109 (“SFAS 109”), “Accounting for Income Taxes,” and recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. Due to the Company’s history of U.S. losses over the past years, combined with the deterioration in its current U.S. operating outlook, during the fourth quarter of 2004, Delphi established a 100% valuation allowance against its U.S. deferred tax assets. As a result, Delphi discontinued recognizing income tax benefits for net operating losses incurred in periods subsequent to December 31, 2004 and continues to record a 100% valuation allowance against all U.S. deferred tax assets.
     The Debtors have received authorization, but not direction, to pay sales, use, trust fund, and certain other taxes in the normal course. Accordingly, the Debtors have paid the applicable taxes when due. See the schedules of payroll and other taxes paid for additional information regarding taxes paid.
     In June 2006, the FASB issued FASB Interpretation 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109”. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS 109. The impact of initially applying FIN 48 was recognized as a cumulative effect adjustment increasing the April 1, 2007 opening balance of accumulated deficit by $18 million.
     Other Postretirement Benefit (Payments) Receipts, Net of Reimbursement by GM – As previously disclosed, as part of the special attrition program certain eligible Delphi U.S. hourly employees represented by the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the “UAW”) and the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers, Industrial Division of the Communication Workers of America, AFL-CIO, CLC (the “IUE-CWA”) were eligible to retire as employees of Delphi or flow back to GM and retire. During 2006, approximately 10,000 employees elected to flow back to GM and retire. Although GM agreed to assume the postretirement healthcare and life insurance coverages for these retirees, due to the volume of retirements, GM was unable to immediately transition these retirees to GM healthcare and life insurance plans. Delphi agreed to administer health and life insurance coverage for these retirees during the transition period and GM agreed to reimburse Delphi for its actual costs for providing such coverage. As of May 31, 2007, Delphi’s receivable from GM for these costs was $9 million.
     Pension Funding – Delphi has been in discussions with the Internal Revenue Service (“IRS”) and the Pension Benefit Guaranty Corporation (“PBGC”) regarding the funding of the Delphi Hourly-Rate Employees Plan (the “Hourly Plan”) and the Delphi Retirement Program for Salaried Employees (the “Salaried Plan”) upon emergence from chapter 11. These discussions have culminated in a funding plan that would enable the Company to satisfy its pension funding obligations upon emergence from chapter 11 through a combination of cash contributions and a transfer of certain unfunded liabilities to a pension plan sponsored by GM. Specifically, on March 9, 2007, Delphi received approval from the IRS to change the asset valuation method for purposes of funding for the Hourly and Salaried Plans for plan years beginning on and after October 1, 2005. The new asset valuation method uses fair market value as permitted in the U.S. Internal Revenue Code (the “Code”). Furthermore, on May 1, 2007, Delphi received conditional funding waivers from the IRS for its Hourly Plan and Salaried Plan for the plan year ended
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
September 30, 2006 which, if the waiver conditions are satisfied, will permit Delphi to defer funding contributions due under the Employee Retirement Income Security Act (“ERISA”) and the Code on June 15, 2007 until the date when Delphi emerges from chapter 11. Upon emergence from chapter 11, Delphi would be required to make cash contributions to the Hourly Plan sufficient to satisfy ERISA funding minimums after giving effect to an anticipated transfer of at least a net of $1.5 billion of unfunded benefit liabilities from the Hourly Plan to a pension plan sponsored by GM, to satisfy specified funding requirements for the Salaried Plan and to attain a specified funding level thereafter. On May 31, 2007, the Court granted Delphi’s motion seeking authority to secure the conditional funding waivers from the IRS. Pursuant to the conditions of the waivers, effective June 16, 2007, Delphi has provided to the PBGC letters of credit in favor of the plans in the amount of $100 million to support funding obligations under the Hourly Plan and $50 million to support funding obligations under the Salaried Plan, which letters of credit will expire once Delphi satisfies its contribution requirements upon emergence from chapter 11. Upon emergence from chapter 11, Delphi also would be required to make cash contributions of at least $20 million to the Hourly Plan for the plan year ending September 30, 2007, which contributions among other things would settle all potential claims by the IRS for excise taxes related to plan funding deficiencies carried over from the plan year ending September 30, 2005. The funding waivers also are conditioned upon Delphi’s filing a plan of reorganization no later than July 31, 2007 and emerging from bankruptcy no later than November 15, 2007. The Hourly Plan funding waiver is further conditioned on Delphi’s making contributions to the Hourly Plan by June 15, 2008 sufficient to meet ERISA minimums for the plan year ending September 30, 2007. The foregoing pension funding plan is a summary only and is qualified in its entirety by the terms of the waivers and the order of the Court.
3. Debtor-in-Possession (“DIP”) Financing
     On January 5, 2007, the Court granted Delphi’s motion to obtain replacement post-petition financing of approximately $4.5 billion to refinance both its $2.0 billion Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement, dated November 21, 2005 (the “Amended DIP Credit Facility”), and the approximate $2.5 billion outstanding on its $2.825 billion Five Year Third Amended and Restated Credit Agreement, dated as of June 14, 2005 (as amended, the “Prepetition Facility”).
     On January 9, 2007, Delphi entered into a Revolving Credit, Term Loan, and Guaranty Agreement (the “Refinanced DIP Credit Facility”) to borrow up to approximately $4.5 billion from a syndicate of lenders. The Refinanced DIP Credit Facility consists of a $1.75 billion first priority revolving credit facility (“Tranche A” or the “Revolving Facility”), a $250 million first priority term loan (“Tranche B” or the “Tranche B Term Loan” and, together with the Revolving Facility, the “First Priority Facilities”), and a second priority term loan of approximately $2.5 billion (“Tranche C” or the “Tranche C Term Loan”).
     The Refinanced DIP Credit Facility carries an interest rate at Delphi’s option of either the Administrative Agent’s Alternate Base Rate plus (i) with respect to Tranche A borrowings, 1.50%, (ii) with respect to Tranche B borrowings, 1.25%, and (iii) with respect to Tranche C borrowings, 1.75%, or London Interbank Borrowing Rate (“LIBOR”) plus (x) with respect to Tranche A borrowings, 2.50%, (y) with respect to Tranche B borrowings, 2.25%, and (z) with respect to Tranche C borrowings, 2.75%. The interest rate period can be set at a two-week or one-, three-, or six-month period as selected by Delphi in accordance with the terms of the Refinanced DIP Credit Facility. Accordingly, the interest rate will fluctuate based on the movement of the Alternate Base Rate or LIBOR through the term of the Refinanced DIP Credit Facility. The Refinanced DIP Credit Facility will expire on the earlier of December 31, 2007 and the date of the substantial consummation of a reorganization plan that is confirmed pursuant to an order of the Court. Borrowings under the Refinanced DIP Credit Facility are prepayable at Delphi’s option without premium or penalty.
     The Refinanced DIP Credit Facility provides the lenders with a perfected first lien (with the relative priority of each tranche as set forth above) on substantially all material tangible and intangible assets of Delphi and its wholly-owned domestic subsidiaries (however, Delphi is pledging only 65% of the stock of its first tier foreign subsidiaries to the extent that, in its reasonable business judgment, adverse tax consequences would result) and further provides that amounts borrowed under the Refinanced DIP Credit Facility will be guaranteed by substantially all of Delphi’s affiliated Debtors, each as debtor and debtor-in-possession.
     The amount outstanding at any one time under the First Priority Facilities is limited by a borrowing base computation as described in the Refinanced DIP Credit Facility. The borrowing base computation was short of the Refinanced DIP Credit Facility commitment on May 31, 2007. Borrowing base standards may be fixed and revised from time to time by the Administrative Agent in its reasonable discretion, with any changes in such standards to be
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
effective 10 days after delivery of a written notice thereof to Delphi (or immediately, without prior written notice, during the continuance of an event of default).
     The Refinanced DIP Credit Facility includes affirmative, negative and financial covenants that impose restrictions on Delphi’s financial and business operations, including Delphi’s ability to, among other things, incur or secure other debt, make investments, sell assets and pay dividends or repurchase stock. So long as the Facility Availability Amount (as defined in the Refinanced DIP Credit Facility) is equal to or greater than $500 million, compliance with the restrictions on investments, mergers and dispositions of assets do not apply (except in respect of investments in, and dispositions to, direct or indirect domestic subsidiaries of Delphi which are not guarantors).
     The covenants require Delphi to, among other things, maintain a rolling 12-month cumulative Global EBITDAR for Delphi and its direct and indirect subsidiaries, on a consolidated basis, beginning on December 31, 2006 and ending on November 30, 2007 at the levels set forth in the Refinanced DIP Credit Facility.
     The Refinanced DIP Credit Facility contains certain defaults and events of default customary for debtor-in-possession financings of this type. Upon the occurrence and during the continuance of any default in payment of principal, interest or other amounts due under the Refinanced DIP Credit Facility, interest on all outstanding amounts is payable on demand at 2% above the then applicable rate.
     Also on January 9, 2007 both the $250 million Tranche B Term Loan and the $2.5 billion Tranche C Term Loan were funded and the proceeds were used to extinguish amounts outstanding under the Amended DIP Credit Facility and the Prepetition Facility. Delphi incurred no early termination penalties in connection with the termination of these agreements. However, as a result of the changes in the debt structure and corresponding cash flows related to the refinancing, Delphi expensed $25 million of unamortized debt issuance and discount costs related to the Amended DIP Credit Facility and Prepetition Facility in the first quarter of 2007, of which $23 million was recognized as loss on extinguishment of debt as these fees relate to the refinancing of the term loans and $2 million was recognized as interest expense as these fees relate to the refinancing of the revolver. The Company elected to pay interest on the Tranche B Term Loan at LIBOR plus 2.25% for a three-month period and on the Tranche C Term Loan at LIBOR plus 2.75% for a three-month period. As of May 31, 2007, there was $365 million outstanding under the Revolving Facility and the Company had approximately $106 million in letters of credit outstanding under the Revolving Facility as of that date. Effective June 16, 2007, Delphi issued letters of credit in the amount of $150 million to the PBGC. Refer to Note 1. Pension Funding, for more information.
     On March 29, 2007, Delphi entered into the First Amendment to the Refinanced DIP Credit Facility (the “First Amendment”). The First Amendment provides for an amended definition of “Global EBITDAR,” the addition of a two-week LIBOR interest election option and amended monthly Global EBITDAR covenant levels. The amended definition of Global EBITDAR eliminates cash payment limits with respect to restructuring costs from the definition.
4. Reorganization Items
     SOP 90-7 requires reorganization items such as realized gains and losses from the settlement of prepetition liabilities, provisions for losses resulting from the reorganization and restructuring of the business, as well as professional fees directly related to the process of reorganizing the Debtors under chapter 11, to be separately disclosed. The Debtors’ reorganization items consist of the following:

		Year-to-Date
	Month Ended	January 1 to
	May 31, 2007	May 31, 2007
	(in millions)
Professional fees directly related to reorganization	$(13)	$(72)
Interest income	4	19

Total Reorganization Items	$(9)	$(53)

     Professional fees directly related to the reorganization (“Professional Fees”) include fees and reimbursable expenses associated with advisors to the Debtors, the official committee of unsecured creditors, the official committee of equity holders, the agents to the Debtors’ debtor-in-possession credit facility and prepetition credit facility (for fees and expenses incurred on or prior to the effective date of the refinancing), and the unions.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
Professional Fees also include $1 million for the month ended May 31, 2007 and $3 million year-to-date of fees for certain legal advisors to GM. Professional Fees for the month ended May 31, 2007 were estimated by the Debtors and will be reconciled to actual invoices when received.
5. Liabilities Subject to Compromise
     As a result of the Chapter 11 Filings, the payment of prepetition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-chapter 11 liabilities are stayed. Although prepetition claims are generally stayed, at hearings held in October and November 2005, the Court granted final approval of the Debtors’ “first day” motions generally designed to stabilize the Debtors’ operations and covering, among other things, human capital obligations, supplier relations, customer relations, business operations, tax matters, cash management, utilities, case management, and retention of professionals.
     The Debtors have been paying and intend to continue to pay undisputed postpetition claims in the ordinary course of business. In addition, the Debtors may reject prepetition executory contracts and unexpired leases with respect to the Debtors’ operations with the approval of the Court. Damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. On April 12, 2006, the Court entered an order establishing July 31, 2006 as the bar date by which claims against the Debtors arising prior to the Debtors’ Chapter 11 Filings were required to be filed if the claimants were to receive any distribution in the chapter 11 cases. The Debtors notified (including by publication notice) all known actual and potential creditors of the bar date and the required procedures with respect to the filing of proofs of claim with the Court. Any differences between claim amounts listed by the Debtors in their Schedules of Assets and Liabilities (as amended) and claims filed by creditors are being investigated and, if necessary, the Court will make the final determination as to the amount, nature, and validity of claims.
     The Debtors have received approximately 16,600 proofs of claim, some of which assert, in part or in whole, unliquidated claims. In addition, the Debtors have compared proofs of claim they have received to liabilities they have already scheduled and determined that there are certain scheduled liabilities for which no proof of claim was filed. In the aggregate, total proofs of claim and scheduled liabilities assert approximately $37 billion in liquidated amounts, including approximately $900 million in intercompany claims, and additional unliquidated amounts.
     Although the Debtors have not completed the process of reconciling these proofs of claim and thus the ultimate amount of such liabilities is not determinable at this time. As of June 4, 2007, the Debtors have objected to approximately 12,400 proofs of claim which asserted approximately $9 billion in aggregate liquidated amounts plus additional unliquidated amounts. The Court has entered orders disallowing approximately 9,000 of those proofs of claim, which orders reduced the amount of asserted claims by approximately $9 billion in aggregate liquidated amounts plus additional unliquidated amounts. In addition, the Court has entered an order modifying approximately 2,100 claims reducing the aggregate amounts asserted on those claims from $113 million to $103 million, which amounts are subject to further objection by the Debtors at a later date on any basis.
     The Debtors anticipate that additional proofs of claim will be the subject of future objections as such proofs of claim are reconciled, and that as a result of such objections, the aggregate amount of claims ultimately allowed by the court will be further reduced. Nonetheless, the determination of how liabilities will ultimately be settled and treated cannot be made until the Court approves a chapter 11 plan of reorganization. Classification for purposes of these financial statements of any prepetition liabilities on any basis other than liabilities subject to compromise is not an admission against interest or legal conclusion by the Debtors as to the manner of classification, treatment, allowance, or payment in the Debtors’ chapter 11 cases, including in connection with any plan of reorganization that may be confirmed by the Court and that may become effective pursuant to an order of the Court.
     SOP 90-7 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events. Liabilities subject to compromise consist of the following:
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT

May 31, 2007
(in millions)
Pension obligations	$4,297
Postretirement obligations other than pensions, including amounts payable to GM	9,274
Debt and notes payable	2,441
Accounts payable	831
Other	838

Total Liabilities Subject to Compromise	$17,681

6. Postpetition Accounts Payable
     To the best of the Debtors’ knowledge, all undisputed postpetition accounts payable have been and are being paid under agreed-upon payment terms.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL AND PAYROLL TAXES WITHHELD AND INCURRED
MONTH ENDED MAY 31, 2007

	Employee Payroll Taxes	Employer Payroll
Gross Wages Paid	Withheld	Taxes Owed

$208,784,713	$59,719,846	$16,690,481

Note:	As previously disclosed, as part of the special attrition program certain eligible Delphi U.S. hourly employees represented by the UAW and the IUE-CWA received lump sum incentive payments or buyout payments. These payments were made by Delphi and are wholly or partially reimbursed by GM, and are included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED MAY 31, 2007

Payee	Payroll Taxes Paid
Internal Revenue Service	$53,108,202
State of Michigan	2,028,355
City of Flint, MI	64,739
City of Saginaw, MI	55,829
City of Grand Rapids, MI	4,265
City of Detroit, MI	4,043
City of Walker, MI	529
City of Pontiac, MI	488
City of Lansing, MI	91
State of Ohio	1,659,783
City of Dayton, OH	186,546
City of Kettering, OH	108,691
City of Moraine, OH	59,268
City of Vandalia, OH	54,826
Ohio School District	25,451
City of Warren, OH	20,230
City of Elyria, OH	19,624
City of Columbus, OH	18,437
City of Rita, OH	16,271
City of Hubbard, OH	3,419
City of Huron, OH	2,186
City of Dublin, OH	1,666
City of Lordstown, OH	1,118
City of Trotwood, OH	1,030
City of Toledo, OH	654
City of Springfield, OH	527
City of Cincinnati, OH	315
City of Akron, OH	245
City of West Carrollton, OH	198
City of Canton, OH	109
City of Xenia, OH	87
City of Mansfield, OH	38
State of New York	1,357,869
State of Indiana	1,330,619
Allen County, IN	236
State of Alabama	350,364
City of Gadsden, AL	12,940
State of Wisconsin	273,502
State of Mississippi	271,580
State of Oklahoma	58,865
State of California	38,103
State of Georgia	37,465
State of Pennsylvania	26,420
City of Philadelphia, PA	142
City of Towamencin, PA	36
State of Colorado	19,002
City of Denver, CO	1,036
State of Illinois	17,503
State of South Carolina	8,333
State of Kansas	6,842
State of Missouri	3,910
State of Oregon	3,014
State of Virginia	2,680
State of Arkansas	2,498
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED MAY 31, 2007

Payee	Payroll Taxes Paid
State of North Carolina	$2,386
State of New Jersey	2,128
State of Arizona	1,600
State of Louisiana	1,101
State of Iowa	907
State of Maryland	837
State of Connecticut	743
State of Kentucky	716
State of Minnesota	427
State of Delaware	246
State of Tennessee	133
Inland Revenue Service (UK)	636,882
Country of Switzerland	6,083

Total	$61,924,408

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED MAY 31, 2007

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

Texas Comptroller of Public Accounts	Income	$958,335	$958,335
State of Ohio	Use	437,039	437,039
State of Michigan	Use	319,793	319,793
State of New York	Use	114,311	114,311
State of Indiana	Use	78,601	78,601
State of Mississippi	Use	50,599	50,599
Limestone County, Alabama (Payee ALATAX - Tax Trust Account)	Use	35,969	35,969
State of Texas	Use	19,911	19,911
State of Wisconsin	Use	12,073	12,073
State of Georgia	Use	5,890	5,890
Gadsden City, Alabama (Payee ALATAX - Tax Trust Account)	Use	4,599	4,599
Colorado Dept of Revenue	Use	988	988
Etowah County, Alabama (Payee LGREC Inc.)	Use	977	977
Tuscaloosa, County Alabama	Use	963	963
Coaling, Alabama (Payee ALATAX — Tax Trust Account)	Use	230	230
Ohio Treasurer of State	Commercial Activity	357,330	357,330
Delaware Secretary of State	Franchise	66,000	66,000
State of Delaware	Franchise	3,750	3,750
Pennsylvania Department of Revenue	Franchise	750	750
State of Ohio	Kilowatt Hour	59,409	59,409
Troy, Michigan	Real Property	56,378	56,378
Oak Creek, Wisconsin	Real Property	56,328	56,328
Johnson County, Kansas	Real Property	21,311	21,311
Tipton County, Indiana	Personal Property	3,198	3,198
Nemaha County, Kansas	Personal Property	2,949	2,949
Adams County, Indiana	Personal Property	1,662	1,662
Huntington County, Indiana	Personal Property	1,353	1,353
McAllen, Texas	Personal Property	753	753
San Diego County, California	Personal Property	650	650
Dubois County, Indiana	Personal Property	406	406
Switzerland County, Indiana	Personal Property	310	310
Newton County, Indiana	Personal Property	186	186
Vanderburgh County, Indiana	Personal Property	113	113
Jennings County, Indiana	Personal Property	94	94
Dearborn County, Indiana	Personal Property	53	53
Rosewell, Georgia	Personal Property	33	33
Wabash County, Indiana	Personal Property	17	17
State of Alabama	Consumer Use	37,480	37,480
State of Alabama	Seller’s Use	20,524	20,524
State of California Board of Equalization	Sales & Use	1,000	1,000
South Carolina Department of Revenue	Sales & Use	54	54
Colorado Department of Revenue	Sales	105	105
Colorado Department of Revenue	Utility	228	228

Total		$2,732,702	$2,732,702

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED MAY 31, 2007

Note 1:	The amounts listed above for tax due and tax paid include postpetition taxes and only those prepetition taxes for which the Debtors have received Court authorization to pay. Accordingly, certain prepetition taxes (primarily on real and personal property) that the Debtors do not have authority to pay are not included in the schedule above. Such prepetition taxes are included in the balance sheet as part of “Liabilities Subject to Compromise.”

Note 2:	Certain Debtors also pay transaction taxes such as value added tax (“VAT”) to certain foreign countries based upon the purchase or supply of goods or services within the country and the importation of goods into the country from outside the country. For the purchase of goods or services in certain foreign countries, VAT may either be collected by the supplier from the Debtors or paid directly by the Debtors through self-assessment. For the supply of goods or services in certain foreign countries, the Debtors may collect VAT from the customers and remit the tax to the foreign governments. Upon importation in certain countries, VAT may be paid by the Debtors. In most cases, VAT is recoverable either as an input VAT credit or as a refund. The process of calculating VAT owed or refundable is a complex process of netting VAT paid, collected, and remitted. To the best of the Company’s knowledge, all VAT has been paid and is being paid when due. In addition, certain Debtors incur foreign withholding taxes on certain payments from various foreign non-Debtor affiliates. These foreign withholding taxes generally apply to interest, royalties, dividends, and service payments received from certain foreign non-Debtor affiliates. The foreign withholding taxes are required to be withheld by the foreign non-Debtor affiliates and paid over to the foreign tax authorities on behalf of the Debtors. To the best of the Company’s knowledge, all foreign withholding taxes have been withheld by the foreign non-Debtor facilitates when required to be withheld and paid over to the appropriate foreign tax authorities when due. These foreign tax payments have not been included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF DISBURSEMENTS
MONTH ENDED MAY 31, 2007

Debtor Name	Case Number	Amount (1)
Delphi NY Holdings Corporation	05-44480	$—
Delphi Corporation	05-44481	(80,891)
ASEC Manufacturing General Partnership	05-44482	—
ASEC Sales General Partnership	05-44484	—
Environmental Catalysts, LLC	05-44503	—
Delphi Medical Systems Colorado Corporation	05-44507	2,859,949
Delphi Medical Systems Texas Corporation	05-44511	1,469,122
Delphi Medical Systems Corporation	05-44529	866,492
Specialty Electronics International Ltd.	05-44536	—
Specialty Electronics, Inc.	05-44539	528,082
Delphi Liquidation Holding Company	05-44542	—
Delphi Electronics (Holding) LLC	05-44547	—
Delphi Technologies, Inc.	05-44554	1,563,340
Delphi Automotive Systems Tennessee, Inc.	05-44558	—
Delphi Mechatronic Systems, Inc.	05-44567	10,404,219
Delphi Automotive Systems Risk Management Corporation	05-44570	—
Exhaust Systems Corporation	05-44573	8,666,250
Delphi China LLC	05-44577	—
Delphi Automotive Systems Korea, Inc.	05-44580	87,258
Delphi International Services, Inc.	05-44583	13,940,400
Delphi Automotive Systems Thailand, Inc.	05-44586	—
Delphi Automotive Systems International, Inc.	05-44589	—
Delphi International Holdings Corporation	05-44591	—
Delphi Automotive Systems Overseas Corporation	05-44593	(1,227)
Delphi Automotive Systems (Holding), Inc.	05-44596	764,604
Delco Electronics Overseas Corporation	05-44610	9,355,306
Delphi Diesel Systems Corporation	05-44612	40,692,158
Delphi LLC	05-44615	—
Aspire, Inc.	05-44618	173,251
Delphi Integrated Service Solutions, Inc.	05-44623	143,198
Delphi Connection Systems	05-44624	6,147,477
Packard Hughes Interconnect Company	05-44626	—
DREAL, Inc.	05-44627	—
Delphi Automotive Systems Services LLC	05-44632	148,247,103
Delphi Services Holding Corporation	05-44633	—
Delphi Automotive Systems Global (Holding), Inc.	05-44636	—
Delphi Foreign Sales Corporation	05-44638	—
Delphi Automotive Systems Human Resources LLC	05-44639	126,235,617
Delphi Automotive Systems LLC	05-44640	1,522,307,138
Delphi Furukawa Wiring Systems LLC	05-47452	3,482,510
Delphi Receivables LLC	05-47459	—
MobileAria, Inc.	05-47474	9,771

(1)	Operating expenses for the month ended May 31, 2007 were used as a proxy for disbursements.
Case Number: 05-44481 (RDD) (Jointly Administered)